      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1999
                                                      Registration No. 333-_____
================================================================================
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 PROXICOM, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   52-1770631
                      (IRS employer identification number)

                           11600 Sunrise Valley Drive
                                Reston, VA 20191
                                 (703) 262-3200
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

           PROXICOM, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
        PROXICOM, INC. 1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                   PROXICOM, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                            ------------------------

                            Christopher Capuano, Esq.
                                 Proxicom, Inc.
                           11600 Sunrise Valley Drive
                                Reston, VA 20191
                                 (703) 262-3200
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                             David B. H. Martin, Jr.
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109

                            ------------------------


                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                    AMOUNT          PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
                  TITLE OF SECURITIES                TO BE           OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
                    TO BE REGISTERED             REGISTERED(1)       PER SHARE (2)           PRICE (1)(2)         FEE (1)(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock                                       8,350,000             $20.86              $174,181,000          $48,423
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================

(1) The Registrant is registering 7,000,000, 350,000 and 1,000,000 shares of its common stock, par value $.01 per share ("Common Stock"), respectively, for issuance pursuant to its Amended and Restated 1996 Stock Option Plan, 1997 Stock Option Plan for Non-Employee Directors and Employee Stock Purchase Plan, respectively.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

================================================================================
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION

              The Company will deliver to each employee selected to participate in the Amended and Restated 1996 Stock Option Plan, 1997 Stock Option Plan for Non-Employee Directors, and Employee Stock Purchase Plan (the "Plans") the documents containing the information required by Part I of Form S-8 to be included in this registration statement. In accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act") and the instructions to Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") as part of any prospectus or prospectus supplement. The Company filed copies of the Plans as exhibits to its registration statement on Form S-1, SEC Registration Statement No. 333-72297, with the exception of the Amended and Restated 1996 Stock Option
Plan which is being filed herewith.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

              If participants in the Plans call or write to Christopher Capuano, Esq., Proxicom, Inc., 11600 Sunrise Valley Drive, Reston, VA 20191 (703) 262-3200, the Company will provide them with copies of the documents incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to participants in the Plans pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectuses for each of the respective Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              Proxicom, Inc. (the "Company" or the "Registrant") hereby incorporates by reference into this registration statement the following documents filed by it with the Commission: (1) prospectus filed with the Commission on April 20, 1999 pursuant to Securities Act Rule 424(b); and (2) registration statement on Form 8-A filed with the Commission on April 9, 1999.

              In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              The Company's Common Stock is registered with the Commission under
Section 12 of the Exchange Act.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it is ultimately determined that such director or officer is not entitled to be indemnified. Pursuant to the Amended and Restated Bylaws, if a claim for indemnification is not paid by the Registrant within 60 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring an action against the Registrant to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such action.

       As permitted by the DGCL, the Registrant's Amended and Restated Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

       Under the Amended and Restated Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the DGCL. The Registrant maintains director and officer liability insurance on behalf of its directors and officers.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

      Exhibit
        No.                                        Exhibit
        ---                                        -------
        4.1          Amended and Restated Certificate of Incorporation of the Registrant.*

        4.2          Amended and Restated Bylaws of the Registrant.*

        4.3          Form of Common Stock Certificate of the Registrant.*

         5           Legal Opinion of Christopher Capuano, Esq.

        23           Consent of PricewaterhouseCoopers LLP.

        24           Power of Attorney (included on signature page)

       99.1          Proxicom, Inc. Amended and Restated 1996 Stock Option Plan

       99.2          Proxicom, Inc. 1997 Stock Option Plan for Non-Employee Directors*

       99.3          Proxicom, Inc. Employee Stock Purchase Plan*

                     *Incorporated by reference to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-72297.

ITEM 9.       UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
              do not apply if the registration statement is on Form S-8 (as in this case), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, state of Virginia on May 28, 1999.

                                           PROXICOM, INC.

                                           By:  /s/ Raul J. Fernandez
                                                --------------------------------
                                                Raul J. Fernandez
                                                Chairman, President and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul J. Fernandez and Kenneth J. Tarpey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         NAME                                          TITLE                                      DATE
         ----                                          -----                                      ----
/s/ Raul J. Fernandez              Chairman, President and Chief Executive Officer                May 28, 1999
-------------------------          (Principal Executive Officer)
Raul J. Fernandez


/s/ Kenneth J. Tarpey              Senior Vice President, Chief Financial Officer and             May 28, 1999
-------------------------          Treasurer (Principal Financial and Accounting Officer)
Kenneth J. Tarpey

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of May, 1999.

Signature                                           Title
---------                                           -----

/s/ Brenda A. Wagner               Senior Vice President,
----------------------------       Organizational Strategies and Director
Brenda A. Wagner

/s/ David C. Hodgson               Director
----------------------------
David C. Hodgson

/s/ Jack Kemp                      Director
----------------------------
Jack Kemp

/s/ Theodore J. Leonsis            Director
----------------------------
Theodore J. Leonsis

/s/ John A. McKinley, Jr.          Director
----------------------------
John A. McKinley, Jr.

/s/ Mario M. Morino                Director
----------------------------
Mario M. Morino

                                  EXHIBIT INDEX

      Exhibit
        No.                                        Exhibit
        ---                                        -------
        4.1          Amended and Restated Certificate of Incorporation of the Registrant.*

        4.2          Amended and Restated Bylaws of the Registrant.*

        4.3          Form of Common Stock Certificate of the Registrant.*

         5           Legal Opinion of Christopher Capuano, Esq.

        23           Consent of PricewaterhouseCoopers LLP.

        24           Power of Attorney (included on signature page)

       99.1          Proxicom, Inc. Amended and Restated 1996 Stock Option Plan

       99.2          Proxicom, Inc. 1997 Stock Option Plan for Non-Employee Directors*

       99.3          Proxicom, Inc. Employee Stock Purchase Plan*


                     *Incorporated by reference to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-72297.